Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,172,350 shares of common stock for CymaBay Therapeutics, Inc. 2013 Equity Incentive Plan of our report dated March 29, 2016, with respect to the financial statements of CymaBay Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

March 29, 2016